[EXECUTION COPY]



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                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                               ANGEION CORPORATION



                                SANOFI-SYNTHELABO

                                       AND

                                   ELA MEDICAL



                                      DATED

                                 AUGUST 2, 1999






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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I                    PURCHASE AND SALE OF ASSETS......................1
            1.1              PURCHASE AND SALE OF ASSETS......................1
            1.2              ASSUMED LIABILITIES..............................2

ARTICLE II                   PURCHASE PRICE; CLOSING..........................3
            2.1              PURCHASE PRICE...................................3
            2.2              TIME AND PLACE...................................3
            2.3              DELIVERIES.......................................3

ARTICLE III                  REPRESENTATIONS AND WARRANTIES OF SELLER.........5
            3.1              ORGANIZATION AND GOOD STANDING...................5
            3.2              AUTHORITY; BINDING EFFECT; PERFORMANCE...........5
            3.3              CONSENTS AND APPROVALS; NO VIOLATIONS............6
            3.4              ABSENCE OF UNDISCLOSED LIABILITIES...............6
            3.5              NO CLAIMS OR LITIGATION..........................6
            3.6              TITLE TO ASSETS AND RELATED MATTERS..............7
            3.7              INTELLECTUAL PROPERTY............................7
            3.8              CONTRACTS........................................8
            3.9              PERMITS..........................................8
            3.10             COMPLIANCE WITH APPLICABLE LAW...................8
            3.11             BROKERS AND FINDERS..............................8
            3.12             ABSENCE OF OTHER AGREEMENT FOR SALE OF ASSETS....8
            3.13             PROXY STATEMENT..................................9
            3.14             DISCLOSURE.......................................9
            3.15             RELIANCE.........................................9

ARTICLE IV                   REPRESENTATIONS AND WARRANTIES OF PARENT AND
                             PURCHASER........................................9
            4.1              ORGANIZATION AND GOOD STANDING...................9
            4.2              AUTHORITY; BINDING EFFECT; PERFORMANCE...........9
            4.3              CONSENTS AND APPROVALS; NO VIOLATIONS...........10
            4.4              BROKERS AND FINDERS.............................10

ARTICLE V                    COVENANTS.......................................10
            5.1              CONDUCT PENDING CLOSING.........................10
            5.2              PROXY STATEMENT.................................11
            5.3              ACCESS TO INFORMATION...........................13
            5.4              NOTICE AND CURE.................................13
            5.5              BEST EFFORTS....................................13

ARTICLE VI                   CONDITIONS TO THE OBLIGATIONS OF  PARENT AND
                             PURCHASER.......................................14
            6.1              REPRESENTATIONS AND WARRANTIES TRUE.............14

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            6.2              PERFORMANCE.....................................14
            6.3              APPROVALS, PERMITS, CONSENTS....................14
            6.4              SHAREHOLDER AND SENIOR NOTE HOLDER APPROVAL.....14
            6.5              DELIVERY OF CLOSING DOCUMENTS...................14
            6.6              ABSENCE OF CERTAIN EVENTS.......................14

ARTICLE VII                  CONDITIONS TO THE OBLIGATIONS OF SELLER.........15

            7.1              REPRESENTATIONS AND WARRANTIES TRUE.............15
            7.2              PERFORMANCE.....................................15
            7.3              APPROVALS, PERMITS, CONSENTS....................15
            7.4              SHAREHOLDER AND SENIOR NOTE HOLDER APPROVAL.....15
            7.5              DELIVERY OF CLOSING DOCUMENTS...................15
            7.6              ABSENCE OF CERTAIN EVENTS.......................15

ARTICLE VIII                 TERMINATION.....................................16

            8.1              TERMINATION.....................................16
            8.2              EFFECT OF TERMINATION...........................16

ARTICLE IX                   POST-CLOSING COVENANTS..........................17

            9.1              ACCESS AFTER CLOSING............................17
            9.2              FURTHER ASSURANCES..............................17
            9.3              SUPPLY AGREEMENTS...............................17

ARTICLE X                    INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND
                             WARRANTIES......................................17

            10.1             INDEMNITY OBLIGATIONS OF SELLER.................17
            10.2             INDEMNITY OBLIGATIONS OF PARENT AND PURCHASER...18
            10.3             INDEMNIFICATION PROCEDURES......................19
            10.4             DURATION........................................19

ARTICLE XI                   MISCELLANEOUS PROVISIONS........................20
            11.1             EXPORT CONTROLS.................................20
            11.2             FEES AND EXPENSES...............................20
            11.3             SEVERABILITY....................................20
            11.4             ENTIRE AGREEMENT; AMENDMENTS....................20
            11.5             NOTICES.........................................21
            11.6             SUCCESSORS AND ASSIGNMENT.......................22
            11.7             NO THIRD PARTY BENEFICIARIES....................22
            11.8             NO WAIVER.......................................22
            11.9             PUBLICITY.......................................22
            11.10            COUNTERPARTS....................................23
            11.11            HEADINGS........................................23
            11.12            ENGLISH LANGUAGE CONTROLS; ENTIRE AGREEMENT.....23
            11.13            GOVERNING LAW...................................23
            11.14            RELATIONSHIP OF THE PARTIES.....................23
            11.15            SOVEREIGN IMMUNITY; EXCLUSIONS..................23
            11.16            CONSULTATION AND ARBITRATION....................24

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                             EXHIBITS

Exhibit A                     Warranty Bill of Sale and Assignment
Exhibit B                     Patent Assignment
Exhibit C                     Termination Agreement
Exhibit D                     License Agreement
Exhibit E                     FIRTPA Certificate
Exhibit F                     Settlement Agreement and Mutual Release
Exhibit G                     Assumption Agreement
Exhibit H                     Cross-License Agreement

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                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT, dated as of this 2nd day of August, 1999, is entered into by and among Angeion Corporation, a corporation organized and existing under the laws of the State of Minnesota ("Seller"), Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of the Republic of France ("Parent"), and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France and a subsidiary of Parent ("Purchaser").

                              W I T N E S S E T H :

            WHEREAS, Seller has expertise in, and is engaged in the business of, the design, development, manufacture, distribution and sale of certain cardiac stimulation devices (the "Cardiac Stimulation Device Business");

            WHEREAS, Seller is currently considering certain strategic alternatives, including, but not limited to, refocusing its operations so that it would no longer be engaged in the Cardiac Stimulation Device Business; and

            WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, on the terms and conditions set forth herein, subject to the approval of the shareholders of Seller and the approval of the Senior Note Holders (as hereinafter defined), all of Seller's right, title and interest in and to certain defibrillator leads used in implantable cardioverter defibrillators and all of Seller's right, title and interest in and to the research and development of a flatpack, photoflash capacitor being developed for use in an implantable medical device, as more fully described below.

            NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:


                                   ARTICLE I
                           PURCHASE AND SALE OF ASSETS

            1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions herein set forth, Seller hereby agrees to sell, convey, transfer, assign, grant and deliver to Purchaser at the Closing (as hereinafter defined), and Purchaser hereby agrees to purchase from Seller at the Closing, all of Seller's right, title and interest in and to all technology, intellectual property, patents, patent applications, including continuations, and know-how, including licenses, development agreements and supply agreements from third parties, to the extent assignable, owned or used by Seller with respect to Seller's model Series 4040, 4080 and 4090 Leads (the "Leads") and the research and development of a flatpack, photoflash capacitor being developed for use in an implantable medical device (the "Flat Capacitor") (collectively, the "Assets"), free and clear of all Encumbrances (as hereinafter defined), other than those Encumbrances arising under the Assumed Contracts (as hereinafter defined), including, without limitation,

            (i)         all technical specifications for the Leads and Flat
                        Capacitor;

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            (ii)        all trade secrets, inventions, patent disclosures,
                        protocols, know-how, formulae, processes, procedures, records of inventions, test information, drawings, diagrams, designs, operating manuals and other proprietary information for the Leads and Flat Capacitor;

            (iii) all patents and patent applications for the Leads and Flat Capacitor, including Patent No. 5649974 and Patent No. 5454839, subject only to existing non-exclusive licenses in favor of St. Jude Medical Inc., Guidant CPI and Medtronic, Inc. (to the extent that Medtronic's license is held to be valid) (collectively, the "Assigned Patents");

            (iv) all documentation and all copyrights in such documentation for the Leads and Flat Capacitor;

            (v) all permits, licenses, franchises, approvals and authorizations issued by governmental or regulatory authorities or bodies for the Leads and Flat Capacitor, to the extent assignable by Seller;

            (vi) all testing and validation results for the Leads and Flat Capacitor, and all test fixtures that relate specifically to the Leads and Flat Capacitor and are not generally used with respect to other assets of Seller used in the Cardiac Stimulation Device Business. Purchaser acknowledges that Cardiac Control Systems, Inc. presently owns certain manufacturing equipment and fixtures which may be useful in production of the Leads, and that any such equipment and fixtures owned by Cardiac Control Systems, Inc. are not included in the definition of Leads for purposes of this Agreement;

            (vii)       all samples on hand of the Leads and Flat Capacitor; and

            (viii) all of Seller's right, title and interest in and to the supply and development agreements listed in Schedule 1.1 hereto (the "Assumed Contracts").

For the avoidance of doubt, the parties acknowledge and agree that the Assets do not include (i) non-proprietary software, (ii) any rights to any work of Seller in respect of middle cardiac vein leads (model Series 4300), single pass dual chamber leads (model Series 4060), single pass RV/SVC leads (model Series 4050) or atrial defibrillation leads (model Series 4200), (iii) finished inventory or work-in-progress or (iv) the physical tools and other assets listed in the Disclosure Schedule.

            1.2 ASSUMED LIABILITIES. Purchaser shall assume, pay, perform in accordance with their terms, or otherwise satisfy, as of the Closing Date (as hereinafter defined):

            (i) the liabilities and obligations of Seller in respect of the Assumed Contracts, and

            (ii) all liabilities, obligations or undertakings of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, arising out of or relating to the Assets, including, without limitation, (a) any action brought or claim made by third parties, which relate to the periods following the Closing Date, and
                        (b) any and all claims which relate to Leads or Flat Capacitors manufactured and sold by Purchaser

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                        after the Closing Date.

            The liabilities assumed by Purchaser pursuant to this Section 1.2 are sometimes referred to as the "Assumed Liabilities". Except as expressly provided in this Section 1.2, Purchaser shall not assume any liabilities or obligations of (or claimed through) Seller, whether relating to the Assets or otherwise, it being expressly acknowledged and agreed by the parties that all such liabilities and obligations, and any claims or disputes relating thereto, whether existing as of the Closing Date or arising thereafter, fixed or contingent, known or unknown, asserted or unasserted, are and shall remain the liabilities and obligations of Seller for all purposes (the "Excluded Liabilities").

                                   ARTICLE II
                             PURCHASE PRICE; CLOSING

            2.1 PURCHASE PRICE. (a) Subject to the terms and conditions of this Agreement, the purchase price payable for the purchase of the Assets (the "Purchase Price") shall be an amount equal to the fair market value of the Securities (as hereinafter defined). The Purchase Price shall be payable as follows: on the Closing Date, as consideration for the purchase of the Assets, Parent shall deliver to Seller, and Seller shall accept from Parent, all of the shares of common stock, par value $.01 per share, of Seller ("Seller Common Stock") owned by Parent, directly or indirectly, and all of the warrants to purchase shares of Seller Common Stock owned by Parent, directly or indirectly, in each case as of the Closing Date and as set forth on Schedule 2.1(a) hereto (collectively, the "Securities").

                  (b) The parties shall mutually determine the allocation of the value of the Purchase Price among the Assets.

            2.2 TIME AND PLACE. The closing for the sale and purchase of the Assets (the "Closing") shall take place at 10:00 a.m. at the offices of Faegre & Benson LLP, 2200 Norwest Center, Minneapolis, Minnesota 55402 on such date, or at such other location, as the parties shall mutually agree in writing (the "Closing Date").

            2.3 DELIVERIES.

                  (a) Deliveries by Seller. Seller shall deliver to Purchaser at the Closing the following:

                        (i) a Warranty Bill of Sale and Assignment in form
            attached hereto as Exhibit A, together with such other bills of sale, assignments and other instruments of transfer, in form reasonably satisfactory to Purchaser and its counsel, as Purchaser and its counsel shall deem reasonably necessary or appropriate to vest and confirm in Purchaser good and marketable title to the Assets;

                        (ii) a Patent Assignment in the form attached hereto as
            Exhibit B;

                        (iii) an executed counterpart of a Termination of
            Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement (the "Termination Agreement"), pursuant to which Seller and Purchaser agree to terminate certain supply arrangements between such parties with respect to the Cardiac Stimulation Device Business, in the form attached hereto as Exhibit C;

                        (iv) an executed counterpart of a License Agreement (the
            "License Agreement") with respect to the Licensed Patents (as that term is defined in the License Agreement) in the form attached hereto as Exhibit D;

                        (v) a copy, certified as of the Closing Date by the
            Secretary of Seller, of (A) the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller and (B) the resolutions or other actions of the shareholders of Seller approving the sale by Seller of the Assets to Purchaser and the other actions contemplated hereunder, as required under the Minnesota Business Corporation Act ("MBCA") and Seller's Articles of Incorporation and By-Laws, as amended;

                        (vi) a certificate of Seller ("FIRPTA Certificate") in
            the form attached hereto as Exhibit E certifying that Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

                        (vii) all third party consents to the sale of the Assets
            hereunder as set forth in Schedule 2.3(a)(vii) hereto;

                        (viii) transfer of all items of tangible personal
            property included among the Assets and all documents, computer files and other mediums which contain or evidence the Intellectual Property Rights (as hereinafter defined);

                        (ix) a certificate, dated the Closing Date and executed
            by a proper officer of Seller, to the effect that (A) each of the representations and warranties of Seller made herein is true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and (B) Seller has performed and complied in all material respects with all covenants, conditions and obligations under this Agreement which are required to be performed or complied with by Seller on or prior to the Closing Date;

                        (x) evidence satisfactory to Purchaser and its counsel
            as to the release of all Encumbrances created with respect to the Assets;

                        (xi) a written opinion of counsel for Seller, dated the
            Closing Date and addressed to Parent and Purchaser, in a form to be mutually agreed to by the parties;

                        (xii) an executed counterpart of a Settlement Agreement
            and Mutual Release in the form attached hereto as Exhibit F (the "Settlement Agreement and Mutual Release");

                        (xiii) an executed counterpart of an Assumption
            Agreement (the "Assumption Agreement") in the form attached hereto as Exhibit G; and

                        (xiv) an acknowledgment of receipt of the items to be
            delivered by Parent and Purchaser at the Closing.

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                  (b) Deliveries by Parent and Purchaser. Parent or Purchaser,
as applicable, shall deliver to Seller at the Closing the following:

                        (i) an executed counterpart of the Assumption Agreement;

                        (ii) an executed counterpart of the Termination
            Agreement;

                        (iii) an executed counterpart of the License Agreement;

                        (iv) the Securities, duly endorsed in blank or with
            stock powers duly endorsed in blank attached thereto;

                        (v) a certificate, dated as of the Closing Date and
            executed by a proper officer of Purchaser, to the effect that (A) each of the representations and warranties of Purchaser made herein is true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and (B) Purchaser has performed and complied in all material respects with all covenants and obligations under this Agreement which are to be performed or complied with by Purchaser on or prior to the Closing Date;

                        (vi) a written opinion of counsel for Parent and
            Purchaser, dated the Closing Date and addressed to Seller, in a form to be mutually agreed to by the parties;

                        (vii) an executed counterpart of the Settlement
            Agreement and Mutual Release; and

                        (viii) an acknowledgment of receipt of the items to be
            delivered by Seller at the Closing.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller hereby makes the representations and warranties set forth in this Article III, each of which is true and correct as of the date hereof and will be true and correct as of the Closing Date, except as set forth in the Disclosure Schedule to be delivered by Seller to Purchaser on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article III):

            3.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted. Seller is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operations of the Assets or the conduct of its business requires such qualification, except where such failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Seller as presently conducted.

            3.2 AUTHORITY; BINDING EFFECT; PERFORMANCE. Seller has all requisite corporate power and authority to execute and deliver and, subject to the approval of its shareholders and the approval of the Senior Note Holders, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Seller. With the exception of shareholder approval and the approval of the Senior Note Holders, which approvals shall be obtained by the Closing Date, no other corporate action on the part of Seller is necessary to authorize the execution, delivery or performance of this Agreement by Seller or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that the enforceability of this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and limitations on the availability of the remedy of specific performance and other equitable relief.

            3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will not (i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Seller; (ii) except with respect to the Indenture dated as of April 14, 1998 (the "Indenture") between Seller and U.S. Bank, national association, with respect to the 7 1/2% Senior Convertible Notes due 2003 of Seller, violate or conflict with, result in the breach of, constitute an event of default (or an event which, with the lapse of time or the giving of notice or both, would constitute an event of default) under, or result in the creation in any party of any right to accelerate, modify, cancel or terminate, any contract or other instrument to which Seller is a party, or by which Seller or any of the Assets is bound, or result in the creation of any Encumbrance or other right of any third party upon any of the Assets; (iii) violate or conflict with any law, rule, regulation, ordinance, code, judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof of any jurisdiction to which Seller or any of the Assets may be subject; or (iv) require any registration, declaration or filing with, or permit, license, exemption, order, franchise, approval, consent or other authorization of, or the giving of notice to, any governmental or regulatory body, agency or authority.

            3.4 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Disclosure Schedule, there are no material liabilities or obligations relating to the Assets, whether known or unknown, fixed or contingent.

            3.5 NO CLAIMS OR LITIGATION. There are no suits, actions, claims, proceedings (including, without limitation, arbitral and administrative proceedings) or investigations pending or, to the knowledge of Seller, threatened against Seller (or any of its directors, officers, employees, stockholders or agents) relating to or affecting, directly or indirectly, the Assets. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of Seller, threatened against Seller or challenging the validity or propriety of this Agreement or the transactions contemplated hereby. There is no judgment, order, injunction, decree or award issued by any court, arbitrator, governmental body or agency thereof of competent jurisdiction to which Seller is a party or by which any of the Assets, including the Intellectual Property Rights, are bound, which is unsatisfied or which requires continuing compliance therewith by Seller, other than an arbitration concerning a potential non-exclusive license to the Assigned Patents by Medtronic to which Seller was not a party and disputes the outcome thereof or being bound thereby.

            3.6 TITLE TO ASSETS AND RELATED MATTERS. (a) Seller has good and marketable title to the Assets, free and clear of any and all mortgages, pledges, security interests, liens, charges, equities, claims, conditional sales contracts, licenses, restrictions, reservations, options, rights and other encumbrances of any nature whatsoever (collectively, "Encumbrances"), other than those Encumbrances arising under the Assumed Contracts. On the Closing Date, Seller shall convey to Purchaser, and Purchaser shall acquire from Seller, good and marketable title to the Assets, free and clear of any Encumbrances, other than those Encumbrances arising under the Assumed Contracts. There is no agreement, arrangement or understanding with any person to which Seller is a party, or any judgment, order, writ, injunction or decree of any court or governmental body or agency thereof of any jurisdiction that is binding on Seller, that would prevent the use by Purchaser of the Assets from and after the Closing Date.

                  (b) The Assets include all of the Intellectual Property Rights (as hereinafter defined). Seller has not assigned or conveyed any Intellectual Property to any third party, other than as set forth in the Disclosure Schedule.

            3.7 INTELLECTUAL PROPERTY. The Disclosure Schedule sets forth a complete and correct list of all worldwide patents, patent applications, copyrights, whether or not registered, trademarks and service marks, trademark and service mark registrations (and applications therefor), trade names, business names, brand names and logos, devices, insignias, formats, titles and subtitles and all registrations issued and all applications pending with respect to the foregoing, all technical specifications, know-how, trade secrets, inventions, patent disclosures, protocols, formulae, processes, procedures, records of inventions, test information, testing and validation results, test fixtures (other than generic test fixtures), drawings, diagrams, designs, operating manuals and other proprietary information currently owned or used by Seller in connection with the Leads and the Flat Capacitor, excluding non-proprietary software (collectively, the "Intellectual Property Rights"), all of which are valid and subsisting and are included in the Assets. Except as set forth on the Disclosure Schedule, Seller is the sole, rightful and exclusive owner of, and has good and marketable title to, all of the Intellectual Property Rights and the goodwill associated therewith, free and clear of all Encumbrances. All patents, applications and registrations described in the Disclosure Schedule are valid and in full force and effect, and no filings or other action is required for at least 10 days after the Closing Date to maintain the patents, registrations or applications described in the Disclosure Schedule in full force and effect. Except as set forth on the Disclosure Schedule, there are no licenses, agreements or commitments outstanding or effective granting any other person any right to make, use, sell, import, operate under, license or sublicense, or otherwise concerning, the Intellectual Property Rights. The Intellectual Property Rights do not infringe, or otherwise conflict with, any proprietary or other rights of any other person. Seller has no knowledge that any of the Intellectual Property Rights infringe upon or conflict with the rights of any other person and has not received any notice or claim of such infringement or conflict, including from the U.S. Patent and Trademark Office. To the knowledge of Seller, there is no infringement or violation by any other person of Seller's rights in any of the Intellectual Property Rights. The consummation of the transactions contemplated hereby will not result in any modification of or create any right of termination, cancellation or abandonment with respect to the Intellectual Property Rights. Seller has paid in full (or otherwise to the satisfaction of the invoicing party) all invoiced fees and expenses of domestic and foreign counsel for work done and disbursements incurred on behalf of Seller relating to the Intellectual Property Rights through and including the Closing Date.

            3.8 CONTRACTS. Except for the Assumed Contracts, there are no written or oral contracts, arrangements and understandings relating to the Assets, except those license agreements currently in effect which grant to any person any rights with respect to any of the Intellectual Property Rights as set forth in the Disclosure Schedule and standard employment, patent assignment, work for hire, confidentiality agreements and consulting agreements between Seller and employees or consultants of Seller, pursuant to which such employees and consultants have assigned to Seller any rights that they have with respect to the Intellectual Property Rights. Seller has previously delivered or made available to Purchaser complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each Assumed Contract. Except as set forth in the Disclosure Schedule, (i) each Assumed Contract is in full force and effect; (ii) neither Seller nor (to the knowledge of Seller) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by Seller or (to the knowledge of Seller) a default by any other party under such contract; (iii) to the knowledge of Seller, there are no disputes or disagreements between Seller and any other party with respect to any such contract; (iv) Seller is not currently renegotiating any of such contracts, nor is Seller paying liquidated damages in lieu of performing any of such contracts; and (v) there are no amounts due and payable by Seller under any of the Assumed Contracts and no amounts will be owing under any of the Assumed Contracts in the future except with respect to products delivered or services rendered after the Closing Date or as otherwise disclosed on the Disclosure Schedule.

            3.9 PERMITS. The Disclosure Schedule sets forth a complete and correct list of all permits, licenses, franchises, approvals and authorizations issued by governmental or regulatory authorities for the Leads and Flat Capacitor. Except with respect to the 4090 Series leads, Seller is in compliance with all such permits, licenses, franchises, approvals and authorizations, except where the failure to be so in compliance would not have a material adverse effect on the Assets or the use thereo, and has not received notification by any governmental or regulatory authority of any violation by Seller of any such permits, licenses, franchises, approvals and authorizations.

            3.10 COMPLIANCE WITH APPLICABLE LAW. Seller is not in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to or which could materially adversely affect any of the Assets. No claims have been filed against Seller, and Seller has not received any notice alleging, any such violation, nor, to the knowledge of Seller, is there any inquiry, investigation or proceedings relating thereto.

            3.11 BROKERS AND FINDERS. Except for Raymond James & Associates, no broker, finder or investment banker has been retained by Seller or is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. Seller agrees to pay Raymond James & Associates, and indemnify and hold each of Parent and Purchaser harmless in respect of, all fees, commissions or other amounts payable to Raymond James & Associates.

            3.12 ABSENCE OF OTHER AGREEMENT FOR SALE OF ASSETS. There are no agreements, arrangements or understandings to which Seller is a party or by which any of the Assets are bound providing for or involving the purchase, sale or other disposition of the Assets, whether through a sale of assets or otherwise, other than this Agreement.

            3.13 PROXY STATEMENT. The Proxy Statement (as hereinafter defined) will comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, except that no representation or warranty is being made by Seller with respect to any information supplied to Seller by Purchaser or any of its affiliates specifically for inclusion in the Proxy Statement. The Proxy Statement will not, at the time the Proxy Statement is filed with the Securities and Exchange Commission (the "SEC") or first sent to shareholders of Seller or at the time of the Special Meeting (as hereinafter defined) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the meeting of Seller's shareholders held for approval of the transactions contemplated by this Agreement which has become false or misleading.

            3.14 DISCLOSURE. No representation and warranty of Seller contained in this Agreement (including, without limitation, the Disclosure Schedule hereto), nor any other statement, schedule, certificate or other document delivered or to be delivered by Seller to Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading. All information required to be disclosed by Seller under this Agreement and all other material information concerning the Assets have been disclosed by Seller in this Agreement, the Disclosure Schedule hereto or any other statement, schedule, certificate or other document delivered to Purchaser by Seller under this Agreement.

            3.15 RELIANCE. The foregoing representations and warranties are made by Seller with the knowledge and expectation that Purchaser is placing complete reliance thereon in entering into, and performing its obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore conducted by or on behalf of either of them whether in contemplation of this Agreement or otherwise.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

            Parent and Purchaser, jointly and severally, make the representations and warranties set forth in this Article IV, each of which is true and correct as of the date hereof and will be true and correct as of the Closing Date:

            4.1 ORGANIZATION AND GOOD STANDING. Each of Parent and Purchaser is a societe anonyme duly organized, validly existing and in good standing under the laws of the Republic of France and has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted.

            4.2 AUTHORITY; BINDING EFFECT; PERFORMANCE. Each of Parent and Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent and Purchaser has been duly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered on behalf of Parent and Purchaser and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except that the enforceability of this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and limitations on the availability of the remedy of specific performance and other equitable relief.

            4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by Parent and Purchaser, and the consummation of the transactions contemplated hereby, will not (i) violate or conflict with any provision of the organizational documents of either Parent or Purchaser; (ii) violate or conflict with, result in the breach of or constitute a default (or an event which, with the lapse of time or the giving of notice or both, will constitute a default) under, any contract or other instrument to which either Parent or Purchaser is a party or by which either Parent or Purchaser or any of their assets are bound, except for any such violation, conflict, breach, event of default, acceleration, modification, cancellation or termination which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of either Parent or Purchaser; (iii) violate or conflict with any law, rule, regulation, judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof of any jurisdiction to which either Parent or Purchaser is subject; or (iv) require any filing with, or license, permit, order, franchise, approval, consent or other authorization of, any governmental body or agency thereof.

            4.4 BROKERS AND FINDERS. No broker, finder or investment banker has been retained by Purchaser or is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V
                                    COVENANTS

            5.1 CONDUCT PENDING CLOSING. Seller hereby makes the following covenants and agreements with Purchaser:

                  (a) AFFIRMATIVE COVENANTS. Between the date hereof and the Closing Date, unless otherwise consented to in writing by Purchaser, Seller shall:

                        (i) use its best efforts to preserve the Assets;

                        (ii) remain in material compliance with all permits,
            laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities applicable to the Assets and the Licensed Patents;

                        (iii) promptly advise Purchaser in writing of the
            commencement or, if known to Seller, threat of any suit, proceeding or investigation which could have a material adverse effect on the Assets and the Licensed Patents, whether or not covered by insurance;

                        (iv) promptly advise Purchaser in writing of the
            existence or occurrence of (i) any condition or event which could have a material adverse effect on the Assets and the Licensed Patents and (ii) any event, condition or state of facts which will or is reasonably likely to result in the failure to satisfy any of the conditions specified in Article VI hereof; and

                        (v) maintain the policies of insurance on the Assets in
            effect as of the date hereof in full force and effect without reduction in coverage.

                  (b) NEGATIVE COVENANTS. Between the date hereof and the Closing Date, unless otherwise consented to in writing by Purchaser, Seller shall not:

                        (i) make any change in the Articles of Incorporation or
            By-Laws, or other constituent documents, of Seller;

                        (ii) enter into any contract or commitment, or series of
            related contracts or commitments, in respect of the Assets, except with the prior written consent of Purchaser;

                        (iii) subject to Section 5.1(b)(vii) hereof, create or
            permit to become effective any Encumbrances on the Assets and the Licensed Patents;

                        (iv) sell, assign, lease or otherwise transfer or
            dispose of any of the Assets, abandon any of the Licensed Patents, grant any exclusive license with respect to or, subject to Section 5.1(b)(vii) hereof, sell, assign, or otherwise transfer or dispose of any of the Licensed Patents;

                        (v) commit a material breach of or amend any agreement,
            permit, license or other right of Seller in respect of the Assets;

                        (vi) enter into any other transaction in respect of the
            Assets outside the ordinary course of business or prohibited hereunder; or

                        (vii) enter into any agreement or commitment to do any
            of the foregoing, provided, however, that Seller shall not be prohibited from (1) entering into an agreement or agreements for the sale of all or substantially all of the Licensed Patents, so long as the purchaser acknowledges that such sale will be subject to the rights of Purchaser and its affiliates under the License Agreement or the Cross-License Agreement referred to in Section 8.2 hereof, as the case may be, (2) entering into a security agreement in which all or substantially all of the Licensed Patents are used as collateral, so long as the lender acknowledges that such security interest will be subject to the rights of Purchaser and its affiliates under the License Agreement or the Cross-License Agreement referred to in
            Section 8.2 hereof, as the case may be or (3) entering into a non-exclusive license with respect to any of the Licensed Patents.

            5.2 PROXY STATEMENT.

            (a) Subject to Section 5.2(b) hereof, Seller, acting through its Board of Directors, shall:

                        (i) duly call, give notice of, convene and hold a
            special meeting of its shareholders (the "Special Meeting") as soon as practicable following the date hereof for the purpose of considering and taking action upon this Agreement;

                        (ii) prepare and file with the SEC a preliminary proxy
            relating to this Agreement no later than August 20, 1999 and obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Purchaser, use its best efforts to respond promptly to any comments made by the SEC with respect to the preliminary proxy and cause a definitive proxy (as amended or supplemented, the "Proxy Statement") to be mailed to its shareholders;

                        (iii) include in the Proxy Statement the written opinion
            of Seller's financial advisor that the consideration to be received by Seller hereby is fair from a financial point of view; and

                        (iv) use its reasonable best efforts to obtain the
            approval of this Agreement and the transactions contemplated hereby by (A) the holders of the requisite number of issued and outstanding shares of capital stock of Seller, and (B) the holders (the "Senior Note Holders") of a majority of the issued and outstanding 7 1/2% Senior Convertible Notes of Seller due April 14, 2004 (the "Senior Notes").

                  (b) The Board of Directors of Seller shall recommend approval and adoption of this Agreement and the transactions contemplated hereby by Seller's shareholders and the Senior Note Holders. The Board of Directors of Seller shall not be permitted to withdraw, amend or modify in a manner adverse to Purchaser such recommendation (or announce publicly its intention to do so), except that prior to the Special Meeting, the Board of Directors of Seller shall be permitted to withdraw, amend or modify its recommendation (or announce publicly its intention to do so) but only if the Board of Directors of Seller shall have determined in its good faith judgment, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to withdraw, amend or modify such recommendation. If the Special Meeting is being held, the recommendation of the Board of Directors of Seller shall be included in the Proxy Statement. Nothing contained in this Section 5.2(b) shall prohibit Seller from making any disclosure to Seller's shareholders or the Senior Note Holders if, in the good faith judgment of the Board of Directors of Seller, upon the advice of counsel, failure to make such disclosure would be inconsistent with applicable laws.

                  (c) Each of Parent and Purchaser agrees that it will provide Seller with the information concerning it required to be included in the Proxy Statement and will vote, or cause to be voted, all of the shares of Seller Common Stock then owned by it, directly or indirectly, or over which it has the power to vote, in favor of approval of this Agreement and the transactions contemplated hereby. Parent and Purchaser shall have the right to review in advance all characterizations and information related to them, this Agreement and the transactions contemplated hereby which appear in the Proxy Statement.

                  (d) Each of Parent, Purchaser and Seller agrees promptly to correct any information provided by it for use in the Proxy Statement as and to the extent it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall have become necessary, in order to make statements contained therein, in light of the circumstances in which they were made, not misleading, and Seller further agrees to take all steps necessary to cause the Proxy Statement, as so corrected or supplemented, to be filed with the SEC and to be disseminated to its shareholders and the Senior Note Holders, in each case as and to the extent required by applicable federal securities laws.

            5.3 ACCESS TO INFORMATION. From the date hereof until the Closing Date, Seller and its representatives shall cooperate fully in all reasonable respects with Purchaser in its investigation of the Assets. Without limiting the foregoing, such persons shall allow the employees, attorneys, accountants and other representatives of Purchaser to meet with the management of Seller and its representatives at reasonable times, to have free and full access at reasonable times to the premises, properties, books and records (including the right to make extracts therefrom or copies thereof) of Seller in respect of the Assets, and shall furnish to Purchaser or its authorized representatives such additional information pertaining to the Assets as, in the reasonable discretion of Purchaser, are required for Purchaser to conduct such investigation.

            5.4 NOTICE AND CURE. Seller will notify Purchaser of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Seller, that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement. Seller shall also notify Purchaser in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to Seller, of any representation, warranty, covenant or agreement made by Seller in this Agreement. No notice given pursuant to this Section 5.4 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

            5.5 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees that it shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all consents from governmental authorities and other third parties required for the consummation of the transactions contemplated hereby, (ii) timely making all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, and (iii) having vacated, dismissed or withdrawn any order, stay, decree, judgment or injunction of any governmental authority which temporarily, preliminarily or permanently prohibits or prevents the transactions contemplated by this Agreement; provided, however, that Parent, Purchaser and Seller hereby agree that commercially reasonable best efforts shall not include making any payment to, or otherwise satisfying any claims of, the Senior Note Holders in order to obtain their approval of the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

                                   ARTICLE VI

              CONDITIONS TO THE OBLIGATIONS OF PARENT AND PURCHASER

            The obligations of Parent and Purchaser to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions at or prior to the Closing, unless waived by Parent and Purchaser in writing:

            6.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of Seller contained in this Agreement (including, without limitation, the Schedules hereto) shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and Seller shall have delivered the certificate to that effect which is described in Section 2.3(a)(ix) above.

            6.2 PERFORMANCE. Seller shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by Seller on or prior to the Closing Date and Seller shall have delivered the certificate to that effect which is described in Section 2.3(a)(ix) above.

            6.3 APPROVALS, PERMITS, CONSENTS. All material consents, authorizations, approvals, exemptions, licenses or permits of, or material registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale and transfer of the Assets to Purchaser pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to Purchaser and its counsel and shall be effective at and as of the Closing Date and, if applicable, the specified waiting periods under the HSR Act shall have expired without the receipt of any objections from the appropriate governmental agency. Seller shall have delivered to Purchaser duly executed written consents of third parties to the sale of Assets to Purchaser required pursuant to any agreement to which Seller is a party or by which it is bound.

            6.4 SHAREHOLDER AND SENIOR NOTE HOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been duly approved by the shareholders of Seller in accordance with the MBCA and the Articles of Incorporation and By-Laws of Seller and by the Senior Note Holders in accordance with the Indenture.

            6.5 DELIVERY OF CLOSING DOCUMENTS. Seller shall have delivered to Purchaser the documents referred to in Section 2.3(a) hereof, in form and substance reasonably satisfactory to Purchaser and its counsel.

            6.6 ABSENCE OF CERTAIN EVENTS. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or agency thereof shall be pending or, to the knowledge of Seller, threatened by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall be pending or, to the knowledge of Seller, threatened with respect to the transactions contemplated hereby.

                                  ARTICLE VII
                     CONDITIONS TO THE OBLIGATIONS OF SELLER

            The obligations of Seller to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions on or prior to the Closing, unless waived by Seller in writing:

            7.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of Parent and Purchaser contained in this Agreement (including, without limitation, the Schedules hereto) shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and Purchaser shall have delivered the certificates to that effect which are described in Section 2.3(b)(v) above.

            7.2 PERFORMANCE. Parent and Purchaser shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date and Purchaser shall have delivered the certificates to that effect which are described in Section 2.3(b)(v) above.

            7.3 APPROVALS, PERMITS, CONSENTS. All material consents, authorizations, approvals, exemptions, licenses or permits of, or material registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale and transfer of the Assets to Purchaser pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to Seller and its counsel and shall be effective at and as of the Closing Date and, if applicable, the specified waiting periods under the HSR Act shall have expired without the receipt of any objections from the appropriate governmental agency.

            7.4 SHAREHOLDER AND SENIOR NOTE HOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been duly approved by the shareholders of Seller in accordance with the MBCA and the Articles of Incorporation and By-Laws of Seller and by the Senior Note Holders in accordance with the Indenture.

            7.5 DELIVERY OF CLOSING DOCUMENTS. Seller shall have received the documents referred to in Section 2.3(b) hereof in form and substance reasonably satisfactory to Seller and its counsel.

            7.6 ABSENCE OF CERTAIN EVENTS. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or agency thereof shall be pending or, to the knowledge of Seller, threatened by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall be pending or, to the knowledge of Seller, threatened with respect to the transactions contemplated hereby.

                                  ARTICLE VIII
                                   TERMINATION

            8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual written consent of Parent, Purchaser and Seller;

                  (b) by any of Parent, Purchaser or Seller:

                        (i) if any statute, rule or regulation has been enacted
            which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof or if any court or governmental body or agency thereof shall have issued any writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted;

                        (ii) if the Closing shall not have occurred on or prior
            to December 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (c) by Parent or Purchaser, if this Agreement and the transactions contemplated hereunder shall not have been duly approved by the shareholders of Seller at the Special Meeting or by the Senior Note Holders at the time of the Special Meeting;

                  (d) by Parent or Purchaser, if any of the conditions specified in Article VI shall not have been met or waived prior to such time as such condition can no longer be satisfied;

                  (e) by Seller, if the Board of Directors of Seller determines in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to terminate this Agreement; or

                  (f) by Seller, if any of the conditions specified in Article VII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

            8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by any party as provided in Section 8.1 hereof, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors, except for the provisions of Article XI, which shall remain in full force and effect, and except that nothing herein shall relieve any party hereto from liability for a breach of this Agreement prior to the termination hereof. Notwithstanding the foregoing, in the event that this Agreement is terminated by Parent or Purchaser pursuant to Section 8.1(c) or (d) or by Seller pursuant to Section 8.1 (e) or
(f), Seller and Purchaser hereby agree to forthwith enter into a Cross-License Agreement in the form attached hereto as Exhibit H.

                                   ARTICLE IX
                             POST-CLOSING COVENANTS

            9.1 ACCESS AFTER CLOSING. (a) Each of Purchaser and Seller agree to retain all accounting, business, financial and tax records in its possession relating to the Assets for a period of three years from the Closing Date, provided that, after such date, each party shall make reasonable arrangements for the other party's continued access to any such records which it does not otherwise destroy under its normal document retention policies. Prior to any liquidation, Seller shall take all steps reasonably necessary to provide Purchaser with continued access to such records following such liquidation. In addition, from and after the Closing Date, Purchaser and Seller agree that, subject to receiving appropriate assurances of confidentiality and restrictions on use, each will not unreasonably withhold access by the other party and its attorneys, accountants and other representatives (after reasonable notice and at times to be mutually agreed, provided that such access does not disrupt the normal operations of the other party), to such personnel, books, records and documents relating to the Assets as the other party may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any financial statements, tax return, filing, audit, judicial or administrative proceeding, protest, claim, suit, inquiry or other proceeding relating to the Assets.

                  (b) The party requesting assistance hereunder shall pay to the party whose assistance is requested the reasonable costs of the party providing such assistance.

            9.2 FURTHER ASSURANCES. Seller shall, at any time and from time to time after the Closing, upon the request and at the expense of Purchaser but without further consideration, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by Purchaser to transfer, convey and assign the Assets to Purchaser's possession and use and to comply with all applicable legal requirements, including, without limitation, making any required governmental filings, in connection with the purchase of the Assets by Purchaser. Without limiting the foregoing, upon the request and at the expense of Purchaser, at any time during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, Seller shall take all steps necessary to assign all licenses, permits, exemptions, consents, authorizations or approvals in respect of the Assets to Purchaser in cases where such assignment is permitted and to reasonably cooperate with and assist Purchaser in connection with the issuance of new licenses, permits, exemptions, consents, authorizations and approvals in cases where such assignment is not permitted.

            9.3 SUPPLY AGREEMENTS. In the event that Purchaser or any of its affiliates enters into a supply agreement for the Flat Capacitor with Barker Microfarads, Inc., Seller shall have the right to purchase Flat Capacitors from Purchaser for use in the Model 2030 ICD on a cost plus basis.

                                   ARTICLE X
           INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

            10.1 INDEMNITY OBLIGATIONS OF SELLER. (a) Seller hereby agrees to indemnify and hold Purchaser and each of its stockholders, officers, directors, affiliates, employees and agents (each, a "Purchaser Indemnitee") harmless from, and to reimburse any Purchaser Indemnitee for, on an after-tax basis, any Purchaser Indemnity Claims (as hereinafter defined) arising under this Agreement. For purposes of this Agreement, the term "Purchaser Indemnity Claim" shall mean any loss, damage, deficiency, diminution in value, claim, liability, obligation, suit, proceeding, action, demand, fee, cost, fine, levy, penalty, surcharge or expense of any nature whatsoever including, without limitation, reasonable out-of-pocket expenses, reasonable investigation costs and reasonable fees and disbursements of counsel (collectively, "Damages") suffered or incurred by a Purchaser Indemnitee (subject to Section 10.4) arising out of, based upon or resulting from (i) the Excluded Liabilities or Seller's failure to pay and discharge in full, or to cause to be paid and discharged in full, all Excluded Liabilities in a full and timely manner from and after the Closing Date; (ii) any breach of any representation and warranty of Seller which is contained in this Agreement or any Schedule hereto or (iii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Seller contained in or made pursuant to this Agreement.

                  (b) The indemnification obligations of Seller under this
Article X shall apply with respect to, without limitation, Damages arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any Purchaser Indemnity Claim under this Section 10.1, together with any interest, penalties, costs and expenses of any Purchaser Indemnitee (including, without limitation, reasonable out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of or related to any such Purchaser Indemnity Claims.

                  (c) Seller shall be liable to a Purchaser Indemnitee for any Damages (i) only if the aggregate amount of all Damages exceeds $100,000 (the "Basket Amount"), in which case Seller shall be obligated to indemnify the Purchaser Indemnitee for the aggregate amount of all such Damages including the Basket Amount, and (ii) in an amount not to exceed the Purchase Price (the "Cap Amount"); provided, however, that the foregoing restriction shall not apply to any claim based on (a) the untruth or inaccuracy of any representation or warranty of Seller contained in Sections 3.1, 3.2 and 3.5 hereof, or (b) the untruth or inaccuracy of any other representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof.

            10.2 INDEMNITY OBLIGATIONS OF PARENT AND PURCHASER. (a) Parent and Purchaser jointly and severally agree to indemnify and hold Seller and each of its stockholders, officers, directors, affiliates, employees and agents (each, a "Seller Indemnitee") harmless from, and to reimburse any Seller Indemnitee for, on an after-tax basis, any Seller Indemnity Claims (as hereinafter defined) arising under this Agreement. For purposes of this Agreement, the term "Seller Indemnity Claim" shall mean any Damages suffered or incurred by Seller (subject to Section 10.4) arising out of, based upon or resulting from (i) the Assumed Liabilities; (ii) any breach of any representation and warranty of Purchaser which is contained in this Agreement or any Schedule hereto; or (iii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Purchaser contained in or made pursuant to the terms and conditions of this Agreement.

                  (b) The indemnification obligations of Purchaser shall apply with respect to, without limitation, Damages arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any such Seller Indemnity Claim under this Section 10.2, together with any interest, penalties, costs and expenses of any Seller Indemnitee (including, without limitation, reasonable out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of or related to any such Seller Indemnity Claims.

            10.3 INDEMNIFICATION PROCEDURES. If a party seeks indemnification hereunder for a matter that involves a claim by a third party, the party seeking indemnification (an "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of and shall provide reasonable information and details concerning the nature of such claim. Indemnitor shall, to the extent applicable, have the right to assume the defense at its expense of all third party claims and shall pay all costs and damages finally awarded against the Indemnitor and the Indemnitee in conjunction with such third party claims, provided that (i) the Indemnitee provides prompt written notice to the Indemnitor of its receipt of service of any such claim; (ii) the Indemnitor controls the defense of the third party claim on behalf of all Parties; (iii) the Indemnitee consents to representation in such claims by counsel selected by and representing the Indemnitor; provided, however, that if outside counsel to the Indemnitee reasonably advises the Indemnitee and the Indemnitor in a written opinion that such joint representation raises a potential conflict of interest as between the Indemnitee and the Indemnitor (other than a conflict concerning the right to indemnification under this Agreement), then the Indemnitee shall have the right to retain separate counsel to represent its interests in such third party claim and the reasonable costs, fees and expenses thereof shall be borne equally by the Indemnitee and the Indemnitor; and (iv) upon request of the Indemnitor, the Indemnitee uses its best efforts to cooperate with the Indemnitor in defending such third party claim by providing the Indemnitor with all necessary business information and relevant documents under its control related to the third party claim and cooperating with such other reasonable requests of the Indemnitor at the Indemnitor's expense in accordance with Applicable Law. The Parties' indemnity obligations under this Article X shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitee's failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this
Article X, but not any liability that it may have to the Indemnitee otherwise than under this Article X.

            10.4 DURATION. (a) Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants, undertakings and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing; provided, however, that, except in respect of any claims for indemnification as to which written notice shall have been duly given to the Indemnifying Party prior to the Indemnity Termination Date in accordance with the terms of this Agreement, and subject to the remaining provisions of this
Section 10.4, such representations, warranties, covenants, undertakings and agreements, and the rights of the parties to seek indemnification with respect thereto, shall expire on the date which is eighteen (18) months after the date hereof (the "Indemnity Termination Date").

                  (b) Any claim for indemnification under this Article X which is made in good faith and in writing prior to the expiration of such claim on the Indemnity Termination Date shall survive such expiration until mutually resolved or otherwise determined hereunder, as applicable, and the Indemnity Termination Date for all purposes hereunder shall automatically be extended with respect to such claim until such claim is so mutually resolved or otherwise determined hereunder. Any such claim not so made in writing prior to the expiration of such claim on the Indemnity Termination Date shall be deemed to have been waived.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            11.1 EXPORT CONTROLS. (a) It is understood and acknowledged that each party is subject to regulation by governmental authorities, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of the parties under this Agreement shall be subject in all respects to such laws and regulations as shall from time to time govern the export of technology and products abroad by persons subject to the jurisdiction of such governmental authorities, including the U.S. Export Administration Act of 1979, as amended, any successor legislation, and the U.S. Export Administration Regulations ("EAR") issued by the U.S. Department of Commerce, International Trade Administration, Bureau of Export Administration ("BXA"). Each party warrants that it will comply in all material respects with all export and re-export restrictions applicable to the Assets shipped to Purchaser hereunder.

                  (b) Without limiting the foregoing, Purchaser agrees that it shall not knowingly export, re-export or transship, directly or indirectly, to countries identified in Part 746 of the EAR which are subject to comprehensive BXA controls (currently consisting of: Cuba, Iraq, Iran, Libya and North Korea) any of the Assets provided to Purchaser hereunder.

            11.2 FEES AND EXPENSES. Except as expressly set forth herein, each party shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

            11.3 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction or panel of arbitrators (including pursuant to enforcement of an arbitration award under this Agreement) to be invalid, unlawful or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid, lawful and enforceable or, if such modification is not possible, it shall be stricken from this Agreement, and the remaining provisions of this Agreement shall continue in full force and effect; provided, however, that if a provision is so stricken and is of a nature so as to fundamentally alter the economic arrangements of this Agreement, the party adversely affected may terminate this Agreement by giving to the other parties hereto sixty (60) days written notice of termination.

            11.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, and the Exhibits and Schedules hereto, contain the entire understanding of the parties with respect to the matters referred to hereby and, except as specifically set forth herein, neither Purchaser nor Seller makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or supplemented other than by a written instrument signed by the party against whom enforcement of any such amendment or supplement is sought.

            11.5 NOTICES. Any notice or other communication required or permitted to be given herein shall be in writing and shall be effective (i) upon hand delivery or delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                        (a)         if to Seller at:

                                    Angeion Corporation
                                    7601 Northland Drive
                                    Brooklyn Park, MN  55428-1088
                                    Attention:  Chief Executive Officer
                                    Facsimile:  (612) 315-2059

                                    With copies to:

                                    Faegre & Benson LLP
                                    2200 Norwest Center
                                    90 South Seventh Street
                                    Minneapolis, MN  55402-3901
                                    Attention:  Steven C. Kennedy, Esq.
                                    Facsimile:  (612) 336-3026

                        (b)         if to Purchaser to:

                                    ELA Medical
                                    Centre d'Affaires la Boursidiere
                                    92357 Le Plessis Robinson
                                    Cedex, France
                                    Attention:  President
                                    Facsimile:  33-1-46-01-33-15

                                    Sanofi-Synthelabo
                                    22 avenue Galilee
                                    B.P. 82
                                    92355 Le Plessis Robinson
                                    Cedex, France
                                    Attention:  General Counsel
                                    Facsimile:  33-1-45-37-58-04
                                    with copies to:

                                    Coudert Brothers
                                    1114 Avenue of the Americas
                                    New York, New York 10036
                                    Facsimile:  (212) 626-4120
                                    Attention:  David A. Boillot, Esq.

            Any party hereto may from time to time change its address for notices under this Section 11.5 by giving at least ten (10) days' written notice of such changed address to the other parties hereto. All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, confirmed answer back or other evidence of transmission or the acknowledgment of receipt returned to the sender by the applicable postal authorities. Receipt of notices sent by facsimile shall be confirmed by telephone.

            11.6 SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither this Agreement nor any interest hereunder shall be assigned or transferred, whether directly or indirectly, including by operation of law ("Assign" or "Assignment"), by any party without the prior express written consent of the other parties (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought), and any such attempt at Assignment shall be null and void. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement. Notwithstanding the foregoing, any party may Assign this Agreement to an affiliate of such party so long as any assignment is made to an affiliate that is directly or indirectly 100% owned by, or under 100% common control with, that party. Any permitted Assignment made pursuant to this Section shall be valid only if (i) the assigning party remains liable under this Agreement, and (ii) the relevant affiliate or other entity assumes in writing all of the assigning party's obligations under this Agreement.

            11.7 NO THIRD PARTY BENEFICIARIES. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

            11.8 NO WAIVER. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future of this Agreement, or a waiver of any other provision, condition or request of this Agreement, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            11.9 PUBLICITY. Each party agrees, and shall cause its affiliates, not to issue any press release disclosing the terms of, or relating to, this Agreement, without the prior written consent of the other parties; provided, however, that neither party or its affiliates shall be prevented from complying with any duty of disclosure it may have pursuant to applicable law. Such disclosing party shall use its best efforts to consult with the other parties regarding the issuance of any such press release, or with regard to any public statement disclosing the terms of this Agreement and shall use its best efforts to obtain confidential treatment for any confidential information where such press release or other public statement is required to be made by applicable law.

            11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            11.11 HEADINGS. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

            11.12 ENGLISH LANGUAGE CONTROLS; ENTIRE AGREEMENT. The original and controlling version of this Agreement shall be the version using the English language. All translations of this Agreement into other languages shall be for the convenience of the parties only, and shall not control the meaning or application of this Agreement. All notices and other communications required or permitted by this Agreement must be in English, and the interpretation and application of such notices and other communications shall be based solely upon the English language version thereof. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter hereof. The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.

            11.13 GOVERNING LAW. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder.

            11.14 RELATIONSHIP OF THE PARTIES. For all purposes of this Agreement, Purchaser and Seller shall be deemed to be independent entities and, anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Purchaser and Seller as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

            11.15 SOVEREIGN IMMUNITY; EXCLUSIONS. (a) Each party hereto agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any set off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution prior to judgment or from any other legal process in any jurisdiction, it, for itself and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the subject matter of this Agreement (including without limitation any obligation for the payment of money). Each party hereto is not subject to withdrawal in any jurisdiction or under any statute, including, without limitation, the Foreign Sovereign Immunities Act, 28 U.S.C. ss.ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against any party hereto with respect to this Agreement.

                  (b) The parties hereby agree to exclude application of the following instruments and documents: United Nations Convention on the International Sale of Goods, UNCITRAL Arbitration Rules and 1990 International Chamber of Commerce Incoterms.

            11.16 CONSULTATION AND ARBITRATION

                  (a) Dispute Resolution: General Dispute Principles.

                        (i) All disputes among Parent, Purchaser and Seller
            and/or any of their affiliates under this Agreement shall be settled, if possible, through good faith negotiations between the relevant parties. For purposes of this Section 11.16, Purchaser, Parent and Seller shall be referred to individually as a "Party" and together as the "Parties".

                        (ii) Prior to resolving any dispute by means of
            arbitration or by means of any suit, action or legal proceeding permitted under Section 11.16(b), the relevant parties involved in such dispute shall refer such dispute to their respective chief executive officer or equivalent, who shall meet in person to negotiate in good faith the possible resolution thereof on at least two occasions within 30 days before any such party commences arbitration or such litigation (provided that if any such party fails or refuses to have a representative attend such meetings within such 30 day period, the procedures of Section 11.16(b) shall be applicable after the conclusion of such 30 day period); and further provided, that (i) any legal proceedings seeking interim equitable relief (including a temporary restraining order or preliminary injunction) until such time as such interim equitable relief can be addressed through arbitration; (ii) proceedings for provisional relief contemplated by Section 11.16(b)(ix) below; and
            (iii) third party legal proceedings under Section 11.16(a)(iii) below may be commenced immediately.

                        (iii) If a Party or any of its affiliates is subject to
            a claim, demand, action or proceeding by a third party and is permitted by law or arbitral rules to join another party to such proceeding, this Section 11.16 shall not prevent such joinder. This
            Section 11.16 shall also not prevent either Party or any such affiliate from pursuing any legal action against a third party.

                  (b) Arbitration of Other Disputes.

                        (i) In the event such good faith negotiations are
            unsuccessful, either Party may, after 30 days written notice to the other, submit any controversy or claim arising out of, relating to or in connection with this Agreement, or the breach thereof, to arbitration administered by the American Arbitration Association ("AAA") in accordance with its then existing International Arbitration rules, except that Sections 29 and 31 of the Commercial Arbitration Rules in effect on the date hereof, a copy of which is attached hereto as Schedule 11.16(b), shall govern in the event of any conflict therewith (collectively, the "AAA Rules") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                        (ii) To the extent this Section 11.16 is deemed a
            separate agreement, independent from this Agreement, the remaining provisions of Article XI shall be incorporated herein by reference. Either party (the "Initiating Party") may commence an arbitration by submitting a demand for arbitration ("Demand for Arbitration") under the AAA Rules and by notice to the other Party (the "Respondent") in accordance with Section 11.16. Such notice shall set forth in reasonable detail the basic operative facts upon which the Initiating Party seeks relief and specific reference to the clauses of this Agreement, the amount claimed, if any, and any nonmonetary relief sought against the Respondent. After the Demand for Arbitration, response and counterclaim, if any, and reply to counterclaim, if any, have been submitted, either Party may propose additional issues for resolution in the pending proceedings only if expressly so ordered by the arbitrators.

                        (iii) The place of arbitration shall be New York, New
            York, and the award shall be deemed a U.S. award for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "New York Convention").

                        (iv) The parties shall attempt, by agreement, to
            nominate a sole arbitrator for confirmation by the AAA. If the Parties fail so to nominate a sole arbitrator within 30 days from the date when the Initiating Party's Demand for Arbitration has been communicated to the Respondent, a board of three arbitrators shall be appointed by the Parties jointly or, if the Parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by each of the Initiating Party and the Respondent within 60 days after the commencement of the arbitration proceeding and the third arbitrator shall be appointed by mutual agreement of such two arbitrators. If such two arbitrators shall fail to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the AAA Rules. Notwithstanding the foregoing, if either Party shall fail to appoint an arbitrator within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with its then existing rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which the Demand for Arbitration has been delivered to the Parties in accordance with Section 11.16. Any award shall be rendered by a majority of the arbitrators. A hearing on the matter in dispute shall commence within 90 days following selection of the arbitrators, and the decision of the arbitrators shall be rendered no later than 90 days after commencement of such hearing.

                        (v) An award rendered in connection with an arbitration
            pursuant to this Section shall be final and binding upon the Parties, and the Parties agree and consent that the arbitral award shall be conclusive proof of the validity of the determinations of the arbitrators set forth in the award and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

                        (vi) The Parties agree that the award of the arbitral
            tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims between them with respect to the subject matter of the arbitrated dispute. The Parties hereby waive all IN PERSONAM jurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).

                        (vii) The Parties hereby agree that for purposes of the
            New York Convention, the relationship between the Parties is commercial in nature, and that any disputes between the Parties related to this Agreement shall be deemed commercial.

                        (viii) The arbitrators shall issue a written explanation
            of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching their decision to both Parties. The arbitrators shall apportion to each Party all costs (including attorneys' and witness fees, if any) incurred in conducting the arbitration in accordance with what the arbitrators deem just and equitable under the circumstances. Any provisional remedy which would be available to a court of law shall be available from the arbitrators pending arbitration of the dispute. Either Party may make an application to the arbitrators seeking injunctive or other interim relief, and the arbitrators may take whatever interim measures they deem necessary in respect of the subject matter of the dispute, including measures to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall have the authority to award any remedy or relief (except as ex parte relief) that a court of the State of New York could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excluding punitive damages.

                        (ix) The Parties may file an application in any proper
            court for a provisional remedy in connection with an arbitrable controversy, but only upon the ground that the award to which the application may be entitled may be rendered ineffectual without provisional relief. The Parties may also commence legal action in lieu of any arbitration under this Section 11.16(b) in connection with any third party litigation proceedings or for any matter involving disputes related to Intellectual Property Rights.

                        (x) After the appointment of the arbitrators, the
            parties to the arbitration shall have the right to take depositions, ask interrogatories, obtain documentation and to obtain other discovery regarding the subject matter of the arbitration, and, to that end to use and exercise all the same rights, remedies and procedures, and be subject to all of the same duties, liabilities and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before a United States District Court for the Southern District of New York and such persons, documents or other requested material were located in State of New York. The parties shall reach agreement with the arbitrator on a streamlined and expedited discovery program in order to save costs and avoid unnecessary delay in completing any arbitration and may present to the arbitrator for a ruling any reasons for limiting such discovery in order to save costs and avoid delay.

                        (xi) For purposes of any suit, action or legal
            proceeding permitted under this Section 11.16, each Party (a) hereby irrevocably submits itself to and consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or legal proceeding in connection with this Agreement including to enforce an arbitral resolution, settlement, order or award made pursuant to this Agreement (including pursuant to the New York Convention, the U.S. Arbitration Act, or otherwise), and (b) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or legal proceeding pending in such event, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or legal proceeding is brought in an inconvenient forum or that the venue of the suit, action or legal proceeding is improper. Each Party hereby agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the United States District Court for the Southern District of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

                        (xii) All claims arising under this Agreement brought by
            the Parties and/or their affiliates at substantially the same time shall be referred to a single arbitration to the extent arbitrable under this Section 11.16.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                      ANGEION CORPORATION

                                      By:         ______________________________
                                                  Name:
                                                  Title:

                                      ELA MEDICAL

                                      By:         ______________________________
                                                  Name:
                                                  Title:


                                      SANOFI-SYNTHELABO

                                      By:         ______________________________
                                                  Name:
                                                  Title: